Registration Statement No. 333-158199-10
Dated March 25, 2009
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. F-I TO PROSPECTUS SUPPLEMENT
DATED MARCH 25, 2009 TO PROSPECTUS DATED MARCH 25, 2009
Credit Suisse AG
Reverse Convertible Securities
Linked to the Performance of One or More Indices, Exchange Traded Funds, Reference Shares or a Basket

The securities offered by this product supplement, which we refer to as the “securities,” will be linked to the performance of one or more indices, each of which we refer to as a “reference index,” and/or one or more exchange traded funds, each of which we refer to as a “reference fund,” and/or one or more equity securities, each of which we refer to as a “reference share,” of one or more issuers, each of which we refer to as a “reference share issuer” or to a weighted basket of reference indices and/or reference funds and/or reference shares.  We refer to such weighted basket as the “basket” and to each reference index, reference fund or reference share included in the basket as a “basket component.” We refer generally to any reference index, reference fund, reference share or basket component as an “underlying.” As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements such as American depositary shares or American depositary receipts in respect of non-U.S. underlying securities (together, “ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply specifically to the securities, including any changes to the terms specified in this product supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. The maturity date of the securities will be specified in the applicable pricing supplement, subject to postponement if the scheduled maturity date is not a business day or if the final valuation date is postponed as described herein, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the securities will accrue interest from and including the issue date of the securities to and including the earlier of the maturity date or early redemption date, as the case may be. The applicable pricing supplement will set forth the manner in which interest will be calculated and the interest payment dates applicable to the securities. If any interest payment date is not a business day, the interest scheduled to be paid on such date will be payable subject to the business day convention specified in the applicable pricing supplement.  If no business day convention is specified in the applicable pricing supplement, the modified following business day convention will apply.  Any interest payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

Unless otherwise specified in the applicable pricing supplement, the redemption amount of the securities will depend on (a) the individual performance of the lowest performing underlying, (b) the performance of any other relevant underlying or (c) the performance of the basket, and whether a knock-in event occurs. Subject to early redemption (as defined below), if applicable, the redemption amount will be determined as follows:

•	If a knock-in event does not occur, you will be entitled to receive a cash payment equal to 100% of the principal amount of your securities at maturity;

•
If a knock-in event occurs and the final level of the lowest performing underlying, any other relevant underlying or the basket, as specified in the applicable pricing supplement, is greater than or equal to such underlying’s initial level, you will be entitled to receive a cash payment equal to 100% of the principal amount of your securities at maturity;

•
If a knock-in event occurs and the final level of the lowest performing underlying, any other relevant underlying or the basket, as specified in the applicable pricing supplement, is less than such underlying’s or the basket’s initial level, you will be entitled to receive the principal amount of the securities multiplied by the sum of one plus the underlying return of such underlying or the basket. In this case, the redemption amount will be less than the principal amount of the securities and you could lose your entire investment.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is March 10, 2011.
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The applicable pricing supplement may specify that, in the case of securities linked to the performance of one or more reference funds and/or reference shares or to the lowest performing reference fund and/or reference share, if a knock-in event occurs and the final level of the relevant reference fund or reference share is less than the initial level of such reference fund or reference share, the redemption amount will be the physical delivery amount. Unless otherwise specified in the applicable pricing supplement, the “physical delivery amount” will equal a number of shares of a reference fund or a number of reference shares, rounded down to the nearest whole number, equal to the product of (i) the principal amount of the securities divided by the initial level of such reference fund or reference share and (ii) the share adjustment factor for such reference fund or reference share, plus a cash amount equal to the proportion of the final level of such reference fund or reference share corresponding to any fractional share. The market value of the physical delivery amount, if any, or the cash value thereof, will be less than the principal amount of your securities and you could lose your entire investment.

Unless otherwise specified in the applicable pricing supplement, regardless of whether a knock-in event occurs, you will be entitled to receive interest as specified in the applicable pricing supplement to the maturity date or early redemption date, as the case may be. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

Unless otherwise specified in the applicable pricing supplement, a “knock-in event” will occur with respect to any underlying or the basket, as applicable, if:

•
in the case of closing level monitoring, the closing level of such underlying or the basket reaches or falls below its knock-in level on either (a) any trading day during the observation period or (b) on the valuation date; or

•
in the case of continuous monitoring, the level of such underlying or the basket reaches or falls below its knock-in level at any time on either (a) any trading day during the observation period or (b) on the valuation date.

The applicable pricing supplement may specify a different type of monitoring for any relevant underlying or the basket during the observation period or on the valuation date, as applicable. In addition, the applicable pricing supplement may specify that a knock-in event will occur with respect to any underlying or the basket, as applicable, if the closing level or the level of such underlying or the basket falls below its knock-in level, rather than reaches or falls below its knock-in level on any trading day or at any time during the observation period or on the valuation date, as applicable.

The “lowest performing underlying” is the underlying with the lowest underlying return.

For each underlying, the “underlying return” is obtained from the following equation:

final level - initial level initial level	, subject to a maximum of zero

The “initial level,” “final level,” “knock-in level,” and the “observation period,” if applicable, will be specified in the applicable pricing supplement.

The securities may be subject to an automatic early redemption and/or may be redeemable at our option, in each case in whole, but not in part, at 100% of the principal amount of the securities or at such other percentage as may be specified in the applicable pricing supplement, together with any accrued but unpaid interest. We refer to such automatic early redemption and redemption at our option as “early redemption.” The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.  We may charge a fee in connection with any early redemption.

You should rely only on the information contained in this document or in any document to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant pricing supplement, the underlying supplement, if applicable, this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess the relevant pricing supplement, the underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. The relevant pricing supplement, the underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the relevant pricing supplement, the underlying supplement, if applicable, this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

i

SUMMARY

The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read the relevant pricing supplement, underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Reverse Convertible Securities and how is the redemption amount calculated?

The Reverse Convertible Securities, or the securities, are medium-term notes issued by us, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. Subject to early redemption, if applicable, you will be entitled to receive interest at a rate per annum as specified in the applicable pricing supplement, and at maturity, you will be entitled to receive a redemption amount, if any, that will depend on (a) the individual performance of the lowest performing underlying, (b) the performance of any other relevant underlying or (c) the performance of the basket, and on whether a knock-in event has occurred. Any payment due on the securities will be subject to our ability to pay our obligations as they become due.

For a description of how the redemption amount will be calculated, please refer to “Description of the Securities—Redemption amount” herein.

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section beginning on page PS-3.

Will I receive interest on the securities?

Subject to early redemption, we will pay interest in the manner specified in the applicable pricing supplement.  Interest may be calculated by reference to a fixed rate per annum or, one or more floating interest rates (any such rate a “reference rate”) each, as specified in the applicable pricing supplement.  Unless otherwise specified in the applicable pricing supplement, interest will be payable from and including the issue date to and including the maturity date or early redemption date, as the case may be, regardless of whether a knock-in event occurs.

What will I receive if the securities are subject to early redemption?

If specified in the applicable pricing supplement, the securities may be subject to an automatic early redemption and/or may be redeemable prior to maturity at our option, in whole but not in part, at 100% of the principal amount of the securities or at such other percentage as may be specified in the applicable pricing supplement, together with any accrued but unpaid interest, upon at least three business days notice or such other notice period as may be specified in the applicable pricing supplement. For additional information, please refer to “Description of the Securities—Early redemption; defeasance” herein.

Will there be an active trading market in the securities?

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC (“CSSU”) currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

Will the securities be distributed by affiliates of the Issuer?

CSSU is one of our wholly-owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the securities?

Please refer to “Certain United States Federal Income Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

RISK FACTORS

A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

You may receive less than the principal amount at maturity

You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding any accrued or unpaid interest. If a knock-in event occurs for the lowest performing underlying or any other relevant underlying or the basket, as applicable, and the final level is less than the initial level, you will be fully exposed to any depreciation in such relevant underlying or the basket, as applicable. In this case, the redemption amount you will be entitled to receive will be less than the principal amount of the securities and you could lose your entire investment. If the applicable pricing supplement specifies that the redemption amount may be a physical delivery amount, at maturity, you could receive a predetermined number of shares of the relevant underlying, the value of which will most likely be, and could be significantly, less than the principal amount of your securities. It is not possible to predict whether a knock-in event will occur and, if so, whether and by how much the final level of the lowest performing underlying or any other underlying or the basket, as applicable ,will decrease in comparison to its initial level. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The securities may not pay more than the principal amount, plus accrued and unpaid interest, at maturity or upon early redemption

Unless otherwise specified in the applicable pricing supplement, the securities will not pay more than the principal amount of your securities, plus accrued and unpaid interest, at maturity or upon early redemption. If the final level of each relevant underlying or the basket, as applicable, is greater than its respective initial level (regardless of whether a knock-in event has occurred), you will not receive the appreciation of any such underlying or the basket, as applicable,.

The securities are subject to the credit risk of Credit Suisse

Although the return on the securities will be based on the performance of the one or more underlyings or the basket, as applicable, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the securities, and therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of your securities prior to maturity, unless otherwise specified in the applicable pricing supplement.

If the applicable pricing supplement specifies that the securities will be linked to the performance of more than one underlying and a knock-in event occurs, your return will be based on the individual performance of the lowest performing underlying, which may not be the underlying that caused the knock-in event to occur

If a knock-in event occurs, your return will be based on the individual performance of the lowest performing underlying, which is the underlying with the lowest underlying return, even if such underlying is not the underlying that caused the knock-in event to occur. This will be true even if, (i) in the case of closing level monitoring during an observation period, the closing level of the lowest performing underlying never reached or fell below its knock-in level on any trading day during the observation period, (ii) in the case of continuous monitoring, the level of the lowest performing underlying never reached or fell below its knock-in level at any time on any trading day during the observation period, or (iii) in the case of observation on the valuation date only, the final level of the lowest performing underlying is not less than or equal to its knock-in level.

If the applicable pricing supplement specifies that the securities will be linked to the performance of more than one underlying, your return will be negative if a knock-in event occurs with respect to any underlying and the final level of any underlying is less than its initial level

Your return will be negative and you will be entitled to receive less than the principal amount of your securities at maturity if a knock-in event occurs with respect to any underlying and the final level of any underlying, not necessarily the same underlying that caused the knock-in event, is less than its initial level. A knock-in event will occur if, (i) in the case of closing level monitoring during an observation period, the closing level of any underlying reaches or falls below its knock-in level on any trading day during the observation period, (ii) in the case of continuous monitoring during the observation period, the level of any underlying reaches or falls below its knock-in level at any time on any trading day during the observation period, (iii) in the case of closing level monitoring on the valuation date, the closing level of any underlying reaches or falls below its knock-in level on the valuation date, or, (iv) in the case of continuous monitoring during the valuation date, the level of any underlying reaches or falls below its knock-in level at any time on the valuation date. The applicable pricing supplement may specify that a knock-in event will occur with respect to any relevant underlying or the basket, as applicable if the level of such underlying or the basket only falls below its knock-in level, rather than reaches or falls below its knock-in level.

If the applicable pricing supplement specifies that any relevant underlying or the basket, as applicable, is subject to continuous monitoring, it is possible that a knock-in event could occur under circumstances that would not result in the occurrence of a knock-in event if such underlying or the basket, as applicable, were instead subject to closing level monitoring

Each relevant underlying or the basket, as applicable, will be subject to continuous monitoring or closing level monitoring, or, if so specified in the applicable pricing supplement, another method for monitoring such underlying or the basket, as applicable. If any relevant underlying or the basket, as applicable, is subject to continuous monitoring, a knock-in event will occur if the level of such underlying or the basket, as applicable, reaches or falls below the knock-in level at any time on any trading day during the observation period or on the valuation date, as applicable, even if such underlying or the basket, as applicable, closes above the knock-in level on that trading day. However, if such underlying or the basket, as applicable, were instead subject to closing level monitoring, a knock-in event would not occur if the level of such underlying or the basket, as applicable, reached or fell below the knock-in level on any trading day during the observation period or on the valuation date, as applicable, but closed above the knock-in level on every trading day during the observation period or valuation date, as applicable.

The applicable pricing supplement may specify a different type of monitoring during the observation period or on the valuation date, as applicable, for any relevant underlying or the basket, as applicable. In addition, the pricing supplement may specify that a knock-in event will occur with respect to any relevant underlying or the basket, as applicable, if the level of such underlying or the basket, as applicable, only falls below its knock-in level, rather than reaches or falls below its knock-in level.

The securities may be subject to early redemption, which may limit your ability to accrue interest over the full term of the securities

We may specify in the applicable pricing supplement that the securities are subject to a potential early redemption. The securities may be redeemed on any relevant interest payment date, as specified in the applicable pricing supplement, upon at least three business days notice, or such other notice period as may be specified in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will be entitled to receive only the principal amount of your securities and any accrued but unpaid interest to and including the early redemption date, unless otherwise specified in the applicable pricing supplement. In this case, you will lose the opportunity to continue to accrue and be paid interest from the early redemption date to the scheduled maturity date. If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that yield as much interest as the securities.  The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The yield on the securities may be lower than the return on an ordinary debt security with similar maturity

We will pay interest on the securities at the rate specified in the applicable pricing supplement. This interest rate may be lower than the rate you could receive on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities. The return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The final level for any relevant underlying or the basket may be less than the closing level for such underlying or the basket on the maturity date of the securities or at other times during the term of the securities

The calculation agent will calculate the redemption amount by comparing only the initial level and final level of any relevant underlying or the basket, as applicable, on the valuation date or dates specified in the applicable pricing supplement. Because the final level for any relevant underlying or the basket, as applicable, is calculated based on the closing level of such underlying or the basket, as applicable, on the valuation date or dates, the closing level of such underlying or the basket, as applicable, on the maturity date or at other times during the term of the securities, including dates near the valuation date or dates, could be higher than the final level for such underlying or the basket, as applicable. This difference could be substantial if there is a significant increase in the closing level of any relevant underlying or the basket, as applicable, after the final valuation date, if there is a significant decrease in the closing level of any relevant underlying or the basket, as applicable, around the time of the valuation date or dates or if there is significant volatility in the closing level of such underlying or the basket, as applicable, during the term of the securities (especially on dates near the valuation date or dates). For example, when the valuation date for any relevant underlying or the basket, as applicable, is near the end of the term of the securities, then if the closing level for such underlying or the basket, as applicable, increases or remains relatively constant during the initial term of the securities and then decreases below the initial level, the final level may be significantly less than if it were calculated on a date earlier than the valuation date. In this case, you may receive a lower payment at maturity than you would have received if you had invested directly in any of the underlyings.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from their principal amount, even in cases where the relevant underlying or basket has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your securities to maturity.

There may be little or no secondary market for the securities

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

An investment in the securities is not the same as an investment in any reference shares, reference fund or in the components comprising any underlying

Unless otherwise specified in the applicable pricing supplement, your return on the securities will not reflect the return you would realize if you actually owned any reference shares or shares of any reference fund to which the securities are linked or the components comprising any underlying. As an investor in the securities, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any reference shares, reference funds or any components that comprise a relevant underlying, as applicable. If any underlying is comprised of equity components, the payment of dividends on the stocks which comprise such underlying generally has no effect on the calculation of the level of such underlying. Therefore, the return on your investment, which is based on the underlying return of the relevant underlying or the basket, as applicable, is not the same as the total return based on the purchase of the stocks comprising such underlying or the basket, as applicable.

If the redemption amount consists of the physical delivery amount, the value of such redemption amount could be less on the maturity date than on the valuation date

If the redemption amount consists of the physical delivery amount, the value of the physical delivery amount on the valuation date will be less than the principal amount of your securities and could fluctuate, possibly decreasing, in the period between the valuation date and the maturity date. We will make no adjustments to the physical delivery amount to account for any such fluctuation, and you will bear the risk of any decrease in the value of the physical delivery amount between the valuation date and the maturity date.

You have no rights against the sponsor of any relevant underlying, any reference share issuer or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying

You will have no rights against the sponsor of any relevant underlying, any reference share issuer or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying. The securities are not sponsored, endorsed, sold or promoted by any sponsor of any such underlying or any such issuer. No sponsor of any relevant underlying or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No sponsor of any relevant underlying or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of any relevant underlying to track general market performance. Unless otherwise provided in the applicable pricing supplement, the sponsor of any relevant underlying’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by the sponsor of such underlying without regard to us or the securities. The sponsor of such underlying has no obligation to take our needs or your needs into consideration in determining, composing or calculating such underlying. No sponsor of relevant underlying, no reference share issuer and no issuer of a stock comprising such underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No sponsor of any relevant underlying or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The United States federal income tax consequences of the securities are uncertain

No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under “Certain United States Federal Income Tax Considerations” in this product supplement.

The value of the securities may be influenced by many factors that are unpredictable

In addition to the level of the underlying or the basket or any reference rate, as applicable, on any trading day during the observation period or on the valuation date, as applicable, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the current level of any relevant underlying or the basket, as applicable;

•	interest and yield rates in the market;

•	the dividend rate on the stocks comprising any relevant underlying;

•
the dividend rate paid on any relevant reference shares (while not paid to the holders of the securities, dividend payments on the relevant reference shares may influence the market prices of the relevant reference shares and the market value of options on the relevant reference shares and therefore affect the value of the securities);

•	the expected volatility of any underlying or the basket or any reference rate, as applicable;

•	the early redemption feature, if applicable, which is likely to limit the value of the securities;

•	if the securities are linked to the shares of a reference fund, the composition of such reference fund and any changes to the index tracked by such reference fund (the “tracked index”);

•	if the securities are linked to reference shares or a reference fund, the occurrence of certain events that may or may not require an adjustment as described in this product supplement;

•	investors’ expectations with respect to the rate of inflation;

•
geopolitical conditions and a variety of economic, financial, political and regulatory or judicial events that affect the components comprising any relevant underlying or the basket, as applicable, or stock markets generally and which may affect the level of any relevant underlying or the basket;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the stocks comprising the relevant underlying are denominated in a currency other than the currency in which such underlying is denominated;

•
if the securities are linked to ADSs, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable underlying equity securities are traded;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

Our hedging activity may affect the market value of any reference shares, reference fund or the components comprising any relevant reference index or the index tracked by any reference fund and therefore the value of the securities

We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the reference shares or the components comprising any relevant underlying, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying or the components comprising such underlying. This hedging activity could affect the value of the underlying, and therefore the value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the value of the securities declines.

Historical performance of any underlying or the basket, as applicable, is not indicative of future performance

The future performance of any underlying or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the level of any underlying or the basket will be at a level that would result in a positive return on your overall investment in the securities.

Changes to an underlying could adversely affect the securities

The sponsor of an underlying is responsible for calculating and maintaining such underlying. Such sponsor can add, delete or substitute the components comprising such underlying, make other methodological changes that could change the value of such underlying at any time, or discontinue or suspend calculation or dissemination of such underlying. If one or more of these events occurs, the calculation of the redemption amount payable at maturity will be adjusted to reflect such event or events. Please refer to “Description of the Securities—Changes to the calculation of a reference index” and “Description of the Securities—Changes to the calculation of a reference fund.” Any of these actions could adversely affect the redemption amount payable at maturity and/or the value of the securities.

If the securities are linked to a reference fund, the policies of the reference fund sponsor and changes that affect such reference fund or the index tracked by such reference fund could adversely affect the amount payable on your securities and their value

The policies of the sponsor of any reference fund concerning the calculation of such reference fund’s net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting the tracked index for such reference fund are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your securities on the maturity date and the value of your securities before that date. The amount payable on your securities and their value could also be affected if a reference fund sponsor changes these policies, for example, by changing the manner in which it calculates such reference fund’s net asset value, or if it discontinues or suspends calculation or publication of such reference fund’s net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the closing level of shares of a reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the level of the shares of such reference fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

If the securities are linked to a reference fund, the policies of the investment advisor for such reference fund and changes that affect such reference fund or the index tracked by such reference fund could adversely affect the amount payable on your securities and their value

The policies of a reference fund’s investment advisor concerning the calculation of such reference fund’s net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting the index tracked for such reference fund are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your securities on the maturity date and the value of your securities before that date. The amount payable on your securities and their value could also be affected if the investment advisor for a reference fund changes these policies, for example, by changing the manner in which it calculates such reference fund’s net asset value, or if it discontinues or suspends calculation or publication of a reference fund’s net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the closing level of shares of a reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the level of the shares of such reference fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

We and our affiliates generally do not have any affiliation with the investment advisor of any reference fund and are not responsible for its public disclosure of information

Each investment advisor of a reference fund advises such reference fund on various matters including matters relating to the policies, maintenance and calculation of such reference fund. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of a reference fund in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies relating to such reference fund. Except in cases where we or an affiliate is the investment advisor of a reference fund, the investment advisor is not involved in the offering of securities in any way and has no obligation to consider your interests as an owner of the securities in taking any actions relating to such reference fund that might affect the value of your securities.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a reference fund or the investment advisor of such reference fund (except to the extent that we or an affiliate is the investment advisor of such reference fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the securities, should make your own investigation into the reference fund.

Even if the stocks included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry, such stocks are not necessarily representative of that industry

Even if a reference index, reference fund or a reference fund’s tracked index purports to be representative of a particular industry, the performance of such reference index or reference fund may not correlate with the performance of the entire industry as represented by the stocks included in such reference index, held by such reference fund or included in such reference fund’s tracked index. A reference index or a reference fund may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the stocks included in a reference index, held by a reference fund or included in a reference fund’s tracked index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The stocks included in a reference index, held by a reference fund or included in a reference fund’s tracked index may not vary even if one or more of the issuers of such stocks are no longer involved in the particular industry.

If the stocks included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same sector, there are risks associated with a sector investment

If the stocks included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same sector, the performance of securities linked to such reference index or reference fund is dependent upon the performance of issuers of stocks in a particular sector of the economy. Consequently, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified underlying.

We cannot control the actions of any reference share issuer or of the issuers whose stocks are included in any reference index, held by any reference fund or included in any reference fund’s tracked index

We cannot control the actions of any reference share issuer or of the issuers of the stocks included in a reference index, held by any reference fund or included in any reference fund’s tracked index. Actions by such issuers may have an adverse effect on the value of the reference shares or the stocks included in a reference index, the stocks held by a reference fund or the stocks included in a reference fund’s tracked index and, consequently, on the value of the securities. In addition, these issuers are not involved in the offering of the securities and have no obligations with respect to the securities, including any obligation to take our interests or yours into consideration for any reason. These issuers will not receive any of the proceeds of any offering of the securities and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These issuers are not involved with the administration, marketing or trading of the securities and have no obligations with respect to the amount to be paid to you at maturity.

The correlation between the performance of a reference fund and the performance of the tracked index for such reference fund may be imperfect

The performance of a reference fund is linked principally to the performance of the tracked index for such reference fund. However, the performance of a reference fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage, e.g., 10%, of their assets in the shares of other funds. In addition, a reference fund generally does not hold all or substantially all of the stocks included in its tracked index but instead invests in a representative sample of the stocks included in tracked index for such fund. Finally, the performance of a fund and of its tracked index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the stocks held by a reference fund and the stocks included in such reference fund’s tracked index; the performance of the shares of other funds, if applicable; rounding of prices; changes to a reference fund’s tracked index; and changes to regulatory policies, may cause the performance of a reference fund to differ from the performance of the tracked index for such reference fund. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on a reference fund may correlate imperfectly with the return on such reference fund’s tracked index.

Your return on the securities, if any, generally will not reflect any payments made with respect to any reference shares or the stocks included in any reference index, held by any reference fund or included in any reference fund’s tracked index

Your return on the securities, if any, will not reflect the return you would realize if you actually owned the reference shares or if you owned the stocks included in any reference index, the stocks held by any reference fund or the stocks included in any reference fund’s tracked index, and received payments made with respect to the reference shares or such stocks. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the level of the relevant underlying or basket on the relevant valuation date.

For securities linked to reference shares, adjustments made for dividend payments on the reference shares will be limited to those adjustments described below under “Description of the Securities—Adjustments.”

The closing level of any reference index or tracked index generally reflects the prices of the stocks included in such index as calculated by the sponsor of such index without taking into consideration the value of any payments to the holders of those stocks. There are certain indices, however, generally referred to as total return indices, that include distributions paid on the stocks included in the index in the calculation of the index return. If a reference index or a tracked index is described as a total return index with 100% distribution reinvestment, the distributions paid on the stocks comprising such index are deemed reinvested in such index, so that the level of such index would include such distributions.

The securities may be subject to foreign currency risk if any relevant underlying contains a reference index or reference fund comprised of foreign equity securities or other components denominated in a foreign currency or if any relevant underlying is an ADS.

If any relevant underlying is a reference index or reference fund comprised of foreign equity securities or other components denominated in a foreign currency or if any relevant underlying is an ADS, the securities may be subject to foreign currency risk. Because the prices of the components comprising the relevant underlying (if such underlying is a reference index or reference fund) will be converted into the currency in which such underlying is quoted in (the “base currency”) for the purposes of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising such underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components comprising such underlying are denominated, the value of such underlying may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced.

There are significant risks related to an investment in a security that is linked, in whole or in part, to the ADSs relating to one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing underlying equity securities that are quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable underlying equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of the relevant underlying equity securities on non-U.S. securities markets and, as a result, may affect the market price of such ADSs, which may consequently affect the value of the securities.

Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in any relevant underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such underlying and other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is a reference index or reference fund whose components are denominated in a foreign currency or to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying stock that is quoted and traded in a foreign currency. We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If the securities are linked to underlyings whose components are equity securities issued by non-U.S. companies or are linked to ADSs, an investment in the securities is subject to risks associated with non-U.S. securities markets

If the securities are linked, in whole or in part, to underlyings whose components are equity securities issued by non-U.S. companies or to the value of the ADSs representing interests in non-U.S. equity securities, an investment in the securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules, different from those applicable to U.S. reporting companies.

The prices of equity securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for securities linked to an underlying composed of securities traded in one or more emerging market countries or a basket of such underlyings.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

If the securities are linked, in whole or in part, to the performance of the ADSs relating to the equity securities of one or more foreign issuers, you should be aware that your securities are linked, in whole or in part, to the prices of the ADSs and not to the applicable underlying securities, and there exist important differences between the rights of holders of ADSs and holders of the securities underlying such ADSs. Each ADS is generally a security evidenced by American Depositary Receipts that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of the equity securities of the foreign issuer. For example, the foreign issuer may make distributions in respect of its equity securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the securities.

In addition, for securities linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the reference share issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a) (i) replace that ADS with the ADS of a company organized in, or with its principal executive office located in, the country in which the reference share issuer of that original ADS is organized or has its principal executive office, and that is then registered to trade on the New York Stock Exchange (“NYSE”) or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized or has its principal executive office, and that is then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable underlying equity securities to be the reference shares. You should read the section of this product supplement called “Description of the Securities—Adjustments—Delisting of ADSs or termination of ADS facility” for more information. Replacing the original ADS serving as a reference shares with another ADS may materially and adversely affect the value of the securities.

For securities linked to the performance of more than one underlying, you will be fully exposed to the risk of fluctuations in the levels of each underlying

If the applicable pricing supplement specifies that the securities are linked to the performance of more than one underlying, the securities will be linked to the individual performance of each underlying. In such case, because such securities are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying. For example, the applicable pricing supplement could specify that the securities are linked to a basket comprised of two indices and a fund or that the securities are linked to the lowest performing of each of two indices and a fund. In the case of securities linked to such a basket, the return would depend on the weighted aggregate performance of the basket components as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. In the case of securities linked to the lowest performing of two indices and a fund, the individual performances of each of the indices and the fund would not be combined to calculate your return and the depreciation of any such underlying would not be mitigated by the appreciation of any other underlying. Instead, your return would depend on the lowest performing of the three underlyings to which the securities are linked.

In the case of securities linked to a basket, the basket components may not be equally weighted

The securities may be linked to a basket composed of more than one underlying. Each such basket component may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if a higher-weighted basket component performs poorly and a lower-weighted basket component performs well, the basket closing level will reflect the poor performance of the higher- weighted basket component more than it reflects the strong performance of the lower-weighted basket component, which may have an adverse effect on the value of the securities.

If the securities are linked to a basket, changes in the value of one or more of the basket components comprising the basket may offset each other

If the securities are linked to a basket comprised of two or more underlyings, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket increases, the level of one or more of the other underlyings comprising the basket may not increase as much or may decline.

Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether increases in the levels of any of the underlyings comprising the basket will be offset by decreases in the levels of other underlyings, based on their historical performance.

For securities linked to the performance of a reference fund or reference shares, anti-dilution protection is limited

For securities linked to the performance of a reference fund or reference shares, the calculation agent will make adjustments to the share adjustment factor applicable to such reference fund or reference shares for certain events affecting such reference fund or reference shares. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” for further information.

In some circumstances, for securities linked to the performance of reference shares, the payment you receive on the securities may be based on the equity securities (or ADSs, as applicable) of one or more companies that are not the relevant reference share issuer. Following certain corporate events relating to the relevant reference shares where the reference share issuer is not the surviving entity, a portion of the amount you receive at maturity may be based on the equity securities of a successor to such reference share issuer or any cash or any other assets distributed to holders of such reference shares as a result of such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting exchange property (as described below) in the section of this product supplement called “Description of the Securities—Adjustments—Reorganization events.”

Market disruptions may adversely affect your return

The calculation agent may, in its discretion, determine that the markets have been affected in a manner that prevents it from properly valuing any relevant underlying on any trading day during the term of the securities or from calculating the redemption amount. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected. No interest or other payment will be payable as a result of such postponement.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

If the calculation agent determines that a market disruption event, as defined below, exists in respect of any underlying on a valuation date, then that valuation date for such underlying will be postponed to the first succeeding underlying business day, as defined below, for such underlying on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless the calculation agent determines that a market disruption event in respect of such underlying exists on each of the five underlying business days for such underlying immediately following the scheduled valuation date. In that case, (a) the fifth underlying business day for such underlying following the scheduled valuation date will be deemed to be such valuation date for such underlying, notwithstanding the existence of a market disruption event in respect of such underlying, and (b) the calculation agent will determine the closing level of such underlying for such valuation date on that deemed valuation date in accordance with the provisions described under “Description of the Securities—Market disruption events.”

If the final valuation date for any underlying is postponed as a result of a market disruption event or because the scheduled final valuation date for such underlying is not an underlying business day for such underlying, then the maturity date will be postponed to the fifth business day following the latest final valuation date as postponed for any underlying. Consequently, the existence of a market disruption event could result in the postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to “Description of the Securities—Maturity date” and “Description of the Securities—Market disruption events”.

Holdings of the securities by our affiliates and future sales may affect the value of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is limited and illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the level of any underlying or the basket, as applicable,  to which the securities are linked or the value of the securities

We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

Our right to use an underlying may be suspended or terminated

We have been granted, or will be granted, a non-exclusive right to use the relevant underlyings and related trademarks in connection with the offering of the securities. If we breach our obligations under any license, the sponsor of the relevant underlying may have the right to terminate such license. If a sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying and related trademarks in connection with the securities until their maturity. If our right to use any underlying is suspended or terminated for any reason, it may become difficult for us to determine the level of that underlying and consequently the interest, payment at maturity or any other amounts payable on your securities. The calculation agent in this case will determine the relevant level of that underlying or the fair value of the securities in its sole discretion.

If the securities are linked to reference shares or a reference fund, there is no assurance that an active trading market will continue for such reference shares or the shares of such reference fund or that there will be liquidity in the trading market

Although the reference shares or the shares of a reference fund to which your securities may be linked are listed for trading on various securities exchanges and a number of similar securities or products have been traded on other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for such reference shares or the shares of such reference fund or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such reference shares or shares of such reference fund to trade easily at which point the value of the securities may be adversely affected. In addition, each reference fund is subject to management risk, which is the risk that such reference fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

As of the date of this product supplement, we are currently one of the companies that make up the MSCI EAFE® Index

We are currently one of the companies that make up the MSCI EAFE Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE Index. In the case of securities linked to the MSCI EAFE Index, we will have no ability to control the actions of the other companies, that constitute such index, including actions that could affect the value of the stocks underlying the MSCI EAFE Index. None of the money you pay us will go to the sponsor of the MSCI EAFE Index or any of the other companies included in the MSCI EAFE Index and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor the sponsor of the MSCI EAFE Index will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of the securities.

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any company included in any underlying with the exception of the MSCI EAFE Index

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose stock comprise any of the underlyings, with the exception of the MSCI EAFE Index. As a result, we have no ability to control the actions of such other companies, including actions that could affect the value of the stocks comprising the underlyings or your securities. Neither they nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

The interest rate on the securities could be limited by a maximum rate that may be applicable to the securities

If the applicable pricing supplement specifies a maximum rate, the interest rate for any interest period will be limited by such maximum rate. The maximum rate will limit the amount of interest you may receive for each interest period, even if the floating rate, as adjusted by any multiplier and/or spread, in any such interest period, would have otherwise resulted in an interest rate greater than the maximum rate. As a result, if the interest rate for any interest period without taking into consideration the maximum rate would have been greater than the maximum rate, the securities will provide you less interest income than an investment in a similar instrument that is not subject to a maximum interest rate.

The manner in which floating rates are determined may change during the term of the securities

There can be no assurance that the manner in which any floating rate is determined will not change during the term of the securities. If the applicable interest rate on the securities is a floating rate, any changes in the method used to determine such floating rate could reduce the interest rate payable on your securities. Accordingly, the value of your securities may be significantly reduced. In addition, if a floating rate is substantially altered, or is not quoted on the applicable Reuters page, Bloomberg page or other reference page, or any substitute page thereto, on the relevant determination date, a substitute reference source or alternate method of calculation may be employed by the calculation agent to determine such floating rate, which may adversely affect the value of your securities.

Floating rates may be volatile

Floating rates are subject to volatility due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

•	sentiment regarding underlying strength in the U.S., European and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in U.S., European and global credit markets;

•	central bank policy regarding interest rates; and

•	the performance of capital markets.

If the applicable interest rate on the securities is a floating rate, adverse movements in such floating rate could result in a reduction of the interest payable on your securities, if any, and consequently a reduction in the value of your securities.

The level of a reference rate used to determine interest payments on the securities may be different than the level of such reference rate at various times during the term of the securities

If the level of a reference rate used to calculate the interest payments on the securities is determined on specified dates during the term of the securities (each, an “interest determination date”), the level of such reference rate at various times during the term of the securities, could be higher or lower than the level of such reference rate on the interest determination dates. This difference could be particularly large if there is significant volatility in the level of the reference rate during the term of the securities. For example, if prior to an interest determination date the level of a reference rate steadily increases from its initial level but then steadily decreases so that on such interest determination date it has returned to its initial level, the level of the reference rate used to calculate the applicable interest payment will be significantly less than the level of the reference rate at its peak.

Floating rate securities present different investment considerations than fixed rate securities

If the applicable pricing supplement specifies that the securities are floating rate securities with a spread or fixed rate securities with a multiplier, the rate of interest paid by us on the securities for each interest period will be linked to a floating rate, plus a spread or multiplied by a multiplier, as applicable. The return on such securities may be less than returns otherwise payable on debt securities issued by us with similar maturities. You may receive less interest on the securities than you would on other investment alternatives with similar maturities and credit.

Historical levels of any reference rate are not indicative of future levels

The future levels of any reference rate cannot be predicted based on historical levels. We cannot guarantee that the level of any reference rate will be at a level that would result in a positive return on your overall investment in the securities.

Holders of securities with interest payments calculated by reference to a floating rate will receive interest payments that will be affected by changes in such floating rate. Such changes may be significant. Changes in a floating rate can result from the interaction of many factors over which we have no control.

There may be potential conflicts of interest

We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the components comprising any underlying or derivative instruments related to any underlying for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying, and thus affect the value of the securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of ours, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of ours. In such cases, the reference index is rebalanced periodically by HOLT. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the redemption amount payable at maturity, potential conflicts of interest may exist between us and our affiliates and you.

We and our affiliates may, now or in the future, engage in business with the issuers of the stocks comprising an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks included in such underlying and/or the level of such underlying and, consequently, the price of the securities and the redemption amount payable at maturity.

We or our affiliates may trade U.S. Treasury securities and other instruments the value of which is derived from U.S. Treasury securities, or financial instruments related to one or more of the reference rates, or enter into interest rate swap and option transactions, for our accounts and for other accounts under our management. We or our affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the reference rates. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect one or more of the reference rates and, accordingly, could affect the value of the securities and the amount of interest, if any, payable on securities.

Furthermore, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) the reference rates or any underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity

While the payment at maturity will be based on the full principal amount of your securities as described in the applicable pricing supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such agent’s commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU a result of such compensation or other transaction costs.

CREDIT SUISSE AG

Credit Suisse AG (“Credit Suisse”), a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-9 of the prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or reference rate or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlying or the stocks included in or comprising such underlying or such reference rate to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the level of any underlying or any reference rate. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or any reference rate or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the level of any underlying or any reference rate), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any underlying, or any reference rate, or the stocks included in or comprising any underlying, or any reference rate. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying, or the stocks included in or comprising any underlying, or any reference rate, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

The securities are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket. The applicable pricing supplement will specify the one or more underlyings or the basket to which the securities are linked.

The securities will not be listed on any securities exchange.

Interest

Unless otherwise specified in the applicable pricing supplement, the securities will accrue interest from and including the issue date of the securities to and including the maturity date or early redemption date.

The applicable pricing supplement will set forth the interest rate or rates, or the manner of determining the interest rate or rates, and the interest payment dates applicable to the securities. The applicable pricing supplement may specify:

•	whether the securities are fixed rate securities, floating rate securities or floating rate/fixed rate securities;

•	whether interest is payable annually, semi-annually, quarterly, monthly or otherwise;

•	whether the securities are subject to a maximum rate and/or minimum rate;

•	the spread and/or multiplier, if applicable; and

•	whether the accrual of interest is subject to the level of the reference rate remaining within a specific range.

If any interest payment date is not a business day, the interest scheduled to be paid on such date will be payable subject to the business day convention specified in the applicable pricing supplement.  If no business day convention is specified in the applicable pricing supplement, the modified following business day convention as defined herein will apply. Unless otherwise specified in the applicable pricing supplement, interest will be computed on the basis of a 30/360 day count fraction as defined herein.

Early redemption; defeasance

If specified in the applicable pricing supplement, the securities may be subject to an automatic early automatic call and/or may be redeemable prior to maturity at our option (the early automatic call and redemption at our option together, “early redemption”), in each case in whole, but not in part, on any relevant interest payment date or on such other date or dates as specified in the applicable pricing supplement, upon three business days notice, or such other notice period as may be specified in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will be entitled to receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement, and any accrued but unpaid interest to and including the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the early redemption date to the scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The securities are not subject to redemption at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Maturity date

The maturity date of the securities will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, subject to the market disruption provisions described in “—Market disruption events” herein. Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the redemption amount described below.

Redemption amount

Unless otherwise specified in the applicable pricing supplement, the redemption amount of the securities will depend on (a) the individual performance of the lowest performing underlying, (b) the performance of any other relevant underlying or (c) the performance of the basket, and whether a knock-in event occurs:

•	If a knock-in event does not occur, you will be entitled to receive a cash payment equal to 100% of the principal amount of your securities at maturity;

•
If a knock-in event occurs and the final level of the lowest performing underlying, any other relevant underlying or the basket, as specified in the applicable pricing supplement, is greater than or equal to such underlying’s initial level, you will be entitled to receive a cash payment equal to 100% of the principal amount of your securities at maturity;

•
If a knock-in event occurs and the final level of the lowest performing underlying, any other relevant underlying or the basket, as specified in the applicable pricing supplement, is less than such underlying’s initial level, you will be entitled to receive the principal amount of the securities multiplied by the sum of one plus the underlying return of such underlying or the basket. In this case, the redemption amount will be less than the principal amount of the securities and you could lose your entire investment.

The applicable pricing supplement may specify that, in the case of securities linked to the performance of one or more reference funds and/or reference shares or to the lowest performing reference fund and/or reference share, if a knock-in event occurs and the final level of the relevant reference fund or reference share is less than the initial level of such reference fund or reference share, the redemption amount will be the physical delivery amount. Unless otherwise specified in the applicable pricing supplement, the “physical delivery amount” will equal a number of shares of a reference fund or a number of reference shares, rounded down to the nearest whole number, equal to the product of (i) the principal amount of the securities divided by the initial level of such reference fund or reference share and (ii) the share adjustment factor for such reference fund or reference share, plus a cash amount equal to the proportion of the final level of such reference fund or reference share corresponding to any fractional share. The market value of the physical delivery amount, if any, or the cash value thereof, will be less than the principal amount of your securities and you could lose your entire investment.

Unless otherwise specified in the applicable pricing supplement, regardless of whether a knock-in event occurs, you will be entitled to receive interest as specified in the applicable pricing supplement to the maturity date or early redemption date, as the case may be. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

Unless otherwise specified in the applicable pricing supplement, a “knock-in event” will occur with respect to any underlying or the basket, as applicable, if:

•
in the case of closing level monitoring, the closing level of such underlying or the basket reaches or falls below its knock-in level on (a) any trading day during the observation period or (b) on the valuation date; or

•
in the case of continuous monitoring, the level of such underlying or the basket reaches or falls below its knock-in level at any time on (a) any trading day during the observation period or (b) on the valuation date.

The applicable pricing supplement may specify a different type of monitoring for any relevant underlying or the basket during the observation period or on the valuation date, as applicable. In addition, the applicable pricing supplement may specify that a knock-in event will occur with respect to any underlying or the basket, as applicable, if the closing level or the level of such underlying or the basket falls below its knock-in level, rather than reaches or falls below its knock-in level on any trading day or at any time during the observation period or on the valuation date, as applicable.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

Definitions

Unless otherwise specified in the applicable pricing supplement, the following terms used in this product supplement have the following definitions:

The “lowest performing underlying” is the underlying with the lowest underlying return.

For each underlying, the “underlying return” is obtained from the following equation:

final level – initial level initial level	, subject to a maximum of zero

The “initial level,” “final level,” “knock-in level,” “observation period,” “spread,” “multiplier,” “base rate,” “accrual barrier,” “maximum rate” and the “minimum rate,” if applicable, will be specified in the applicable pricing supplement. If your securities are linked to the performance of one or more reference shares, we may refer to the initial level and the final level as the “initial share price” and the “final share price,” respectively, in the applicable pricing supplement. If your securities are linked to the performance of a basket, we may refer to the underlying return as the “basket return” and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

The “trade date” will be the date set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, in the event that the closing level or other relevant level for any underlying is not available on the trade date for the securities, the initial level for such underlying will be determined on the immediately following trading day on which the closing level or such other relevant level for such underlying is available. The initial level for each underlying for which a closing level is available on the trade date for the securities will be determined on the trade date. The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of the basket applicable to each basket component.

The “valuation date” will be the date or dates specified in the applicable pricing supplement, or, for each underlying, the next succeeding underlying business day for such underlying if the scheduled valuation date is not an underlying business day for such underlying, subject to the market disruption provisions described in “—Market disruption events” herein.

The “determination dates,” if any, will be specified in the applicable pricing supplement.

An “interest period” is the period beginning on and including the issue date of the securities to but excluding the first interest payment date, and each successive period beginning on and including an interest payment date to but excluding the next succeeding interest payment date, or as specified in the applicable pricing supplement.

The “level” of any reference index at any time during the term of the securities will be the level of such reference index published at such time by the reference index sponsor, as determined by the calculation agent and subject to the provisions described under “—Changes to the calculation of a reference index” herein.

The “level” of any reference share or reference fund at any time during the term of the securities will be the price of one such reference share or one share of such reference fund, respectively, displayed on the relevant exchange for such reference share or reference fund at such time, or if unavailable on that relevant exchange, any other exchange displaying that price, as specified in the applicable pricing supplement, multiplied by the share adjustment factor applicable to such reference share or reference fund at such time, in all cases as determined by the calculation agent and, in the case of a reference fund, subject to the provisions described under “—Changes to the calculation of a reference fund” herein.

For a basket, the “level” on any underlying business day or trading day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement, as determined by the calculation agent.

For a reference index, the “closing level” on any underlying business day or trading day for such reference index, will be the level of such reference index determined by the calculation agent at the valuation time, which is the time at which the sponsor of such reference index calculates the closing level of such reference index on such underlying business day or trading day, as published by the reference index sponsor, subject to the provisions described under “—Changes to the calculation of a reference index” herein.

For a reference fund, the “closing level” on any underlying business day or trading day for such reference fund, will be the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which such reference fund is listed or admitted to trading) multiplied by the share adjustment factor for such reference fund, as determined by the calculation agent and, in the case of a reference fund, subject to the provisions described under “—Changes to the calculation of a reference fund” herein.

For one unit of any reference share (or one unit of any other security except a reference fund for which a closing level must be determined), the “closing price,” on any underlying business day or trading day for such reference share (or other security), means:

•
if such reference share (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such reference share (or such other security) is listed or admitted to trading,

•
if such reference share (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day,

•
with respect to any such other security, if such security is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•
otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such reference share (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor (as defined below) for such reference share (or such other security).

For a basket, the “closing level” on any underlying business day or trading day will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

A “London business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in London, England are generally authorized or obligated by law or executive order to close.

An “underlying business day” for any underlying is any day, as determined by the calculation agent, that is (or, but for the occurrence of a market disruption event in respect of such underlying, would have been) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or related exchanges for such underlying (each as defined herein), other than a day on which one or more of such relevant exchanges and related exchanges is scheduled to close prior to its regular weekday closing time.

“Relevant exchange” means:

•	with respect to any reference index, the principal exchange on which each security comprising such reference index is traded,

•	with respect to any reference fund, the principal exchange on which such reference fund is traded, and

•	with respect to any reference share, the principal exchange on which such reference share is traded.

“Related exchange” means:

•	with respect to any reference index, any exchange on which futures or options contracts relating such reference index are traded,

•	with respect to any reference fund, any exchange on which futures or options contracts relating to such reference fund are traded, and

•	with respect to any reference share, any exchange on which futures or options contracts relating to such reference share are traded.

A “trading day” for any underlying is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchanges and related exchanges, as applicable for such underlying.

For a reference fund or a reference share, the “share adjustment factor” will initially be set equal to 1.0 on the date the securities are priced for initial sale to the public and will be subject to adjustment as described under “—Adjustments” herein.

“Day count fraction” means, in respect of the calculation of an amount of interest on any security for any period of time (from and including the first day of such period to but excluding the last) (a “calculation period”):

(a)           if “actual/actual” or “actual/actual—ISDA” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (A) the actual number of days in that portion of the calculation period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

(b)           if “actual/365” or “actual/365 (fixed)” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365;

(c)           if “actual/360” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 360;

(d)           if “30/360”, “360/360” or “bond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the calculation period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the calculation period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day, expressed as a number, of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the calculation period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(e)           if “30E/360” or “Eurobond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the calculation period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the calculation period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day, expressed as a number, of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the calculation period, unless such number would be 31, in which case D2 will be 30;

(f)           if “30E/360 (ISDA)” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the calculation period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the calculation period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day, expressed as a number, of the calculation period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the calculation period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

Business day convention

If any date that is specified in the applicable pricing supplement to be subject to adjustment in accordance with a business day convention would otherwise fall on a day that is not a business day, then, if the business day convention specified is (A) the following business day convention, such date will be postponed to the next day that is a business day, (B) the modified following business day convention, such date will be postponed to the next day that is a business day unless it would thereby fall into the next calendar month, in which event such date will be brought forward to the immediately preceding business day, (C) the preceding business day convention, such date will be brought forward to the immediately preceding business day, or (D) the floating rate business day convention, such date will be postponed to the next day that is a business day unless it would thereby fall into the next calendar month, in which event (x) such date will be brought forward to the immediately preceding business day and (y) each subsequent such date will be the last business day of the month in which such date would have fallen had it not been subject to adjustment. If no business day convention is specified in the applicable pricing supplement, the modified following business day convention will day.

Market disruption events

For a reference index

A “market disruption event” is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the exchange described below for such reference index or otherwise) on:

(a)           an exchange in securities that comprise 20% or more of the level of such reference index based on a comparison of (1) the portion of the level of such reference index attributable to each component comprising such reference index in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index, in the case of (1) or (2) immediately before that suspension or limitation;

(b)           a related exchange in options contracts on such reference index; or

(c)           a related exchange in futures contracts on such reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days for such reference index immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day for such reference index following the scheduled valuation date will be deemed to be such valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the relevant exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising such reference index (subject to the provisions described under “—Changes to the calculation of a reference index” herein).

For a reference fund

A “market disruption event” is, in respect of a reference fund:

(a)           the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)           a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)           the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange for such reference fund, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange, in each case, as determined by the calculation agent in its sole discretion, and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the reference fund or any instrument related to the shares of the reference fund or to adjust or unwind all or a material portion of any hedge position in the reference fund with respect to the securities.

If the calculation agent determines that a market disruption event exists in respect of a reference fund on a valuation date, then that valuation date will be postponed to the first succeeding underlying business day for such reference fund on which the calculation agent determines that no market disruption event exists in respect of such reference fund, unless the calculation agent determines that a market disruption event in respect of such reference fund exists on each of the five underlying business days for such reference fund immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day for such reference fund following the scheduled valuation date will be deemed to be such valuation date for such reference fund, notwithstanding the market disruption event in respect of such reference fund, and (b) the calculation agent will determine the closing level for such reference fund on that deemed valuation date using its good faith estimate of the settlement prices of such reference fund that would have prevailed on the relevant exchange for such fund but for the occurrence of a market disruption event (subject to the provisions described under “—Changes to the calculation of a reference fund” herein).

For a reference share

A “market disruption event” is, in respect of a reference share:

(a)           the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the relevant exchange for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)           a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)           a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such reference share, if available, during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

(d)           a decision to permanently discontinue trading in such related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion, and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to adjust or unwind all or a material portion of any hedge position in such reference share with respect to the securities.

For the purpose of determining whether a market disruption event in respect of a reference share has occurred:

(a)           a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference share or the primary exchange or market for trading in futures or options contracts related to such reference share,

(b)           limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and

(c)           a suspension of trading in futures or options contracts related to such reference share by the primary exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference share, as determined by the calculation agent in its sole discretion; and

(d)           a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

If the calculation agent determines that a market disruption event exists in respect of any reference share on a valuation date, then that valuation date will be postponed to the first succeeding underlying business day for such reference share on which the calculation agent determines that no market disruption event exists in respect of such reference share, unless the calculation agent determines that a market disruption event in respect of such reference share exists on each of the five underlying business days for such reference share immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day for such reference share following the scheduled valuation date will be deemed to be such valuation date for such reference share, notwithstanding the market disruption event in respect of such reference share, and (b) the calculation agent will determine the closing price for such reference share on that deemed valuation date using its good faith estimate of the settlement price of such reference share that would have prevailed on the relevant exchange for such reference share but for the occurrence of a market disruption event.

For a basket

If the securities are linked to a basket and one or more basket components are affected by a market disruption event on a valuation date as described above, the valuation date for any basket component not affected by a market disruption event will not be affected.

Postponement of maturity date upon postponement of final valuation date

Unless otherwise specified in the applicable pricing supplement, if the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not an underlying business day for any underlying as described above, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed. If the maturity date is postponed, no interest or other payment will be payable because of such postponement.

Changes to the calculation of a reference index

If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

Upon any selection by the calculation agent of a successor reference index, the successor reference index will be substituted for such reference index for all purposes of the securities and the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

Changes to the calculation of a reference fund

If a reference fund is de-listed from the exchange for such reference fund, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued reference fund (such fund being referred to herein as a “successor fund”). If the reference fund is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund, that successor fund or closing level will be substituted for the reference fund for all purposes of the securities.

If at any time:

•	the tracked index of a reference fund is changed in a material respect, or

•
a reference fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange traded fund comparable to such reference fund as if those changes or modifications had not been made, and calculate the closing level with reference to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of the reference fund and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Adjustments

The share adjustment factor for a reference fund or reference share will initially be set to 1.0 and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the closing price of a reference share or the closing level of a reference fund.

No adjustment to the share adjustment factor for a reference fund or reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the share adjustment factor for any reference fund or reference share and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

For reference funds

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•
the number of shares which a holder of one share of such reference fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a (i) share dividend, i.e., an issuance of additional shares of such reference fund that is given ratably to all or substantially all holders of shares of such reference fund or (ii) distribution of shares of the reference fund as a result of the triggering of any provision of the corporate charter of such reference fund, then, once the dividend or distribution has become effective and the shares of such reference fund are trading ex-dividend, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such reference fund.

Non-cash distribution

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all or substantially all holders of shares of such reference fund (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then, once the distribution has become effective and the shares of such reference fund are trading ex-dividend, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the “current market price” of one share of such reference fund and the denominator of which is the amount by which such “current market price” exceeds the “fair market value” of such distribution.

The “current market price” of a reference fund means the arithmetic average of the closing levels of one share of the reference fund for the ten underlying business days for such reference fund prior to the underlying business day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

“Ex-dividend date” means the first trading day for a reference fund on which transactions in the shares of such reference fund trade on the exchange for such reference fund without the right to receive that cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distribution on the ex-dividend date for such reference fund for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value for such reference fund will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a reference fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference fund by an amount equal to at least 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund and the denominator of which is the amount by which that closing level exceeds the extraordinary dividend amount.

For reference shares

For purposes of these adjustments, except as noted below, if ADSs are serving as reference shares, all adjustments to the share adjustment factor for such reference shares will be made based on the occurrence of the events specified below with respect to the applicable underlying equity securities. Therefore, for example, if the applicable underlying equity securities are subject to a two-for-one stock split and assuming the share adjustment factor for such reference shares is equal to one, the share adjustment factor for such reference shares would be adjusted to be equal to two. If the relevant reference shares are ADSs, the term “dividend” used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If ADSs are serving as the relevant reference shares, no adjustment to the applicable ADS price or the applicable share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable underlying equity securities represented by such ADSs so that such ADS price would not be affected by the corporate event in question, as determined by the calculation agent in its sole discretion. However, to the extent that the number of shares of the applicable underlying equity securities represented by such ADSs is changed for any other reason, appropriate adjustments to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the relevant reference shares are subject to a stock split or reverse stock split, then once such split has become effective, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
the number of shares that a holder of one share of such reference shares before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

If the relevant reference shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such reference shares, that is given ratably to all or substantially all holders of such reference shares, or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of additional shares of such reference shares issued in the stock dividend or distribution with respect to one share of such reference shares.

Non-cash dividends or distributions

If the relevant reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than dividends, distributions or issuances referred to under “—Stock splits and reverse stock splits” or “—Stock dividends or distributions” above or “—Issuance of transferable rights or warrants” or “—Extraordinary cash dividends or distributions” below), then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

The “current market price” of the reference shares means the arithmetic average of the closing prices of one share of such reference shares for the ten underlying business days for such reference shares prior to the underlying business day for such reference shares immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference shares.

The “ex-dividend date,” with respect to a dividend or other distribution on the reference shares, means the first trading day for such reference shares on which transactions in such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or other distribution.

The “fair market value” of a distribution on the reference shares means the value of the property distributed in respect of one share of such reference shares in such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or on a non-U.S. securities exchange or market, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date, as determined by the calculation agent.

Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “—Reorganization events” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization events.” A distribution on a reference share described in the section entitled “—Issuance of transferable rights or warrants” that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only cause an adjustment pursuant to the section entitled “—Issuance of transferable rights or warrants.”

Extraordinary cash dividends or distributions

If the relevant reference share issuer pays a dividend or makes another distribution consisting exclusively of cash to all or substantially all holders of such reference shares during any fiscal quarter during the term of the securities in an aggregate amount that, together with all other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this “—Extraordinary cash dividends or distributions” section, exceeds the dividend threshold for such reference shares, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the aggregate amount in cash per share that the reference share issuer distributes in such cash dividend or distribution together with all other cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this “—Extraordinary cash dividends or distributions” section to holders of such reference shares in excess of the dividend threshold for such dividend or distribution.

For the avoidance of doubt, the share adjustment factor for the reference shares may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such dividends or distributions. If the share adjustment factor for the reference shares has been previously adjusted in a particular quarterly fiscal period because of a cash dividend or distribution that exceeds the dividend threshold for such dividend or distribution, a subsequent adjustment will be made if the relevant reference share issuer pays a cash dividend or makes another distribution during such quarterly fiscal period in an aggregate amount that, together with all other such cash dividends or distributions since the last adjustment to the share adjustment factor (because of cash dividends or distributions that exceed the dividend threshold for such reference shares) exceeds the dividend threshold for such dividend or distribution. Such subsequent adjustments to the share adjustment factor will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the share adjustment factor because of cash dividends or distributions that exceed the dividend threshold for such reference shares.

The “dividend threshold,” with respect to a dividend or distribution, is equal to the sum of (x) the aggregate amount of any cash dividends or other cash distributions paid per share of the relevant reference shares in the quarterly fiscal period immediately preceding the quarterly fiscal period in which the ex-dividend date for such dividend or distribution occurs, plus (y) 10% of the closing price of one share of such reference shares on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

Issuance of transferable rights or warrants

If the relevant reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price per share that is less than the closing price of one share of such reference shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, and if the expiration date of such rights or warrants precedes the maturity date, then the share adjustment factor for such reference shares will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of shares of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

The number of shares of such reference shares that could be purchased in the market will be based on the closing price of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, will equal the closing price of such rights or warrants, or, if the rights or warrants are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If, prior to the maturity date,

(a)           there occurs any reclassification or change of the relevant reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer,

(b)           a reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the relevant reference shares are exchanged for or converted into other property,

(c)           any statutory exchange of the shares of reference shares of a reference share issuer or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

(d)           a reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)           a reference share issuer issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or

(f)           a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of a reference share issuer and is consummated and completed for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “reorganization event”), then the price on any day for such reference shares or, in the case of a spin-off event, the share adjustment factor for such reference shares will be adjusted as set forth below.

If a reorganization event with respect to the relevant reference shares, other than a spin-off event, occurs as a result of which the holders of such reference shares receive exchange property, then the price on any day for such reference shares will be determined by reference to the value of the exchange property following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

•
If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange or on a non-U.S. securities exchange or market (“exchange traded securities”), the value of such exchange property will equal the closing price on the relevant exchange or market for such exchange traded securities.

•
if the exchange property consists of cash, property other than exchange traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from the valuation or liquidation of such non-cash exchange property.

“Exchange property,” with respect to the relevant reference shares that is subject to a reorganization event other than a spin-off event, will consist of any shares of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other assets distributed to the holders of such reference shares with respect to one share of such reference shares in or as a result of such reorganization event. In the event of any reorganization event in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash, as determined by the calculation agent in its sole discretion. No interest will accrue on any exchange property.

In the event exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events contained herein.

In the case of a tender or exchange offer or going-private transaction for all the outstanding shares of the reference share issuer that is consummated and completed for all or substantially all of such shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going-private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).

The calculation agent will be solely responsible for the determination and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the final share price of the relevant reference shares.

If a spin-off event with respect to the relevant reference shares occurs, then, on and after the ex-dividend date for such reference shares for the distribution of equity securities subject to such spin-off event, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
a fraction, the numerator of which is the closing price per share of such reference shares on the trading day immediately preceding the ex-dividend date for such reference shares with respect to the spin-off event and the denominator of which is the closing price per share of such reference shares on the trading day immediately succeeding the ex-dividend date for such reference shares with respect to the spin-off event.

As a result, following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

Delisting of ADSs or termination of ADS facility

If ADSs serving as reference shares (the “original reference shares”) are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the “successor reference shares” and such successor equity security issuer, a “successor reference share issuer”) or (B) select the applicable underlying equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as such original reference shares that, in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such ADS (a “Hedging Restriction”); provided further that if the successor reference shares cannot be identified as set forth above for which a Hedging Restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, references in this product supplement or the applicable pricing supplement to such “reference shares” will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement or the applicable pricing supplement to “reference share issuer” of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, (i) the initial share price for such successor reference shares will be equal to the initial share price of the original reference shares, (ii) (1) for securities linked to a single reference share, the final share price for such successor reference shares will be the closing price of one share of such successor reference shares on the valuation date or the arithmetic average of the closing prices of one share of such successor reference shares, in each case times the share adjustment factor on such date, provided that, for securities with valuation dates, if an adjustment to the share adjustment factor for such successor reference shares would have become effective in accordance with “—Adjustments” above after the first valuation date but on or prior to the final valuation date, the share adjustment factor for such successor reference shares will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date, or (2) for securities linked to a basket, the final share price for such successor reference shares on any trading day will be the closing price of one share of such successor reference shares on such trading day times the share adjustment factor for such successor reference shares on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in good faith as of the change date, taking into account, among other things, the closing price of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “—Adjustments.”

Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under “—Adjustments.”

If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial share price for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the applicable underlying equity security to replace the reference shares pursuant to clause (B) of the first paragraph under “—Delisting of ADSs or termination of ADS facility” above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of the applicable underlying equity securities represented by a single ADS, subject to further adjustments as described under “—Adjustments.” The final share price for such reference shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying stock on the final valuation date into U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair value of the securities as determined by at least three but not more than five broker- dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Debt Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There may be potential conflicts of interest.”

Further issues

We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYINGS OR THE BASKET

The one or more underlyings or the basket to which the securities are linked will be specified in the applicable pricing supplement. If any underlying is replaced by a successor underlying as set forth herein, such successor underlying will be substituted for that underlying for all purposes of the securities.

Reference Shares

If the applicable pricing supplement specifies that the securities will be linked to the performance of one or more reference shares, we will provide summary information regarding the business of any reference share issuer based on its publicly available documents in the applicable pricing supplement. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each reference share may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to any reference shares or other securities of the reference share issuers. We have derived any and all disclosures contained in the relevant pricing supplement regarding the reference share issuers from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to any reference share issuers. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the reference share issuers is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any reference shares (and therefore the final share prices) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference share issuers could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the reference shares.

We and/or our affiliates may currently or from time to time engage in business with reference share issuers, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the reference shares or reference share issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to any reference shares or reference share issuers, and these reports may or may not recommend that investors buy or hold such reference shares. As a prospective purchaser of a security, you should undertake an independent investigation of any reference shares and reference share issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities.  This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES.  A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the securities

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities.  Under one approach, each security is treated, for U.S. federal income tax purposes, as (1) an option granted to us by you (the “Option”) with respect to the underlying, and (2) a deposit by you with us of cash, in an amount equal to the amount paid for a security (the “Deposit”) to secure your potential obligation under the Option.  We intend to treat the securities consistent with this approach.  In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of a security, each holder agree to treat the securities as consisting of a Deposit and an Option with respect to the underlying for all U.S. federal income tax purposes.  The balance of this discussion assumes that the securities will be so treated.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above.  For example, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities.  If the securities were to be treated as contingent payment debt instruments (one of the requirements of which is that the instruments have a term of more than one year), you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield.  The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse.  However, if the securities had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income.  You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments or short-term debt obligations.

It is also possible that the IRS would seek to characterize your securities as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Alternatively, in the event that the securities have a term of more than one year and reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260 (which includes shares in, among others, an exchange-traded fund, a regulated investment company, a real estate investment trust, a partnership or trust), the IRS might assert that the securities constitute a “constructive ownership transaction.”  If the securities were treated as a constructive ownership transaction, under Code section 1260, all or a portion of your gain, if any, from the securities would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

Coupon payments on the securities

In accordance with the agreed-upon tax treatment described above, the portion of each stated interest coupon on the security that should be treated as interest on the Deposit as specified in the applicable pricing supplement, and the balance should be treated as option premium received by the U.S. Holder in respect of the Option granted to us (the “Option Premium”).

We will treat the Deposit as a debt obligation issued by us.  Accordingly, we will treat each coupon payment as consisting of interest  on the Deposit as specified in the applicable pricing supplement, and the balance as Option Premium paid to you.  U.S. Holders should therefore include such interest component of the coupon in income as received or accrued, based on their method of accounting.

Option premium and payment of redemption amount on the securities

If a knock-in event has not occurred, a U.S. Holder will receive cash equal the principal amount of the security and should recognize short-term capital gain or loss equal to the difference between (1) the cash proceeds so received (other than in respect of any accrued but unpaid coupon on the security, which will be taxed as described above under “— coupon Payments on the Securities”) and (2) the U.S. Holder’s tax basis in the security.  This difference is expected to equal zero.  The Option should be deemed to have expired unexercised and the Option Premium received should be treated as short-term capital gain at such time.

If a knock-in event has occurred and the security provides for the payment of the redemption amount in cash based on the return of the underlying or underlyings, a U.S. Holder should recognize short-term capital gain or loss equal to the difference between (1) the cash proceeds so received (other than in respect of any accrued but unpaid coupon on the security, which will be taxed as described above under “— coupon Payments on the Securities”) plus the Option Premium, and (2) the U.S. Holder’s tax basis in the security (generally equal to the amount of the Deposit).

If a knock-in event has occurred and the security provides for the payment of the redemption amount in physical shares of the underlying, the U.S. Holder should not recognize any gain or loss with respect to the Option (other than with respect to cash received in lieu of fractional shares, as described below). The U.S. Holder should have an adjusted tax basis in all reference shares received (including for this purpose any fractional shares) equal to the Deposit less the total Option Premium received. The U.S. Holder’s holding period for any reference shares received should start on the day after the delivery of the reference shares. The U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares, which should be equal to the U.S. Holder’s basis in all of the physical shares (including the fractional shares), multiplied by a fraction, the numerator of which is the fractional shares and the denominator of which is all of the physical shares (including fractional shares).

Sale or exchange of the securities

Upon a sale or exchange of a security, a U.S. Holder should allocate the sale proceeds received between the Deposit and the Option on the basis of their respective fair market values on the date of sale.  The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sale proceeds allocable to the Deposit (other than in respect of any accrued but unpaid coupon on the security, which will be taxed as described above under “—coupon Payments on the Securities”) and the U.S. Holder’s adjusted tax basis in the Deposit (which will generally equal the issue price of the security).  Generally, there should be no gain or loss with respect to the Deposit.

A U.S. Holder should generally recognize gain or loss with respect to the Option in an amount equal to the difference between the amount of the sale proceeds allocable to the Option and the U.S. Holder’s adjusted tax basis in the Option.  If the value of the total sale proceeds received (minus accrued but unpaid interest with respect to the Deposit) exceeds the Deposit, then the U.S. Holder should recognize short-term capital gain equal to the amount of remaining sale proceeds allocable to the Option.  If the value of the Deposit exceeds the total sale proceeds received (minus accrued but unpaid interest with respect to the Deposit), then the U.S. Holder should be treated as having paid the buyer an amount equal to the amount of such excess in exchange for the buyer’s assumption of the U.S. Holder’s rights and obligations under the Option (such excess being referred to as “Deemed Payment”).  In such a case, the U.S. Holder should recognize short-term capital loss in an amount equal to the Deemed Payment made by the U.S. Holder to the buyer with respect to the assumption of the Option.

Legislation affecting securities held through foreign accounts

Under the “Hiring Incentives to Restore Employment Act” (the “Act”), a 30% withholding tax is imposed on “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  “Withholdable payments” include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. We will treat payments on the securities as withholdable payments for these purposes.

Withholding under the Act will apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.  Generally, the Act’s withholding and reporting regime will apply to payments made after December 31, 2012.  Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2012 may be subject to 30% withholding.

Non-U.S. Holders generally

The U.S. withholding tax consequences of any coupon payment in respect of the securities is uncertain.  Given the uncertainty, we will withhold U.S. income tax at a rate of 30% on any coupon payment.  It may be possible for a non-U.S. Holder (a “Non-U.S. Holder”) to take the position that some or all of a coupon payment is exempt from the 30% U.S. withholding tax or subject to a reduced withholding tax rate under an applicable tax treaty.  Any Non-U.S. Holder taking the position that a coupon payment is exempt from the 30% withholding tax or eligible for a reduced rate of U.S. withholding tax may seek a refund or credit of any excess amounts withheld by us by filing an appropriate claim for refund with the IRS.

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities, payment of the redemption amount by us in respect to the securities (except to the extent of the coupon) will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Non-U.S. Holders should consult their tax advisors regarding the possibility that any portion of the return with respect to the securities could be characterized as dividend income and be subject to U.S. withholding tax.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Legislation Affecting Substitute Dividend and Dividend Equivalent Payments

The Act treats a “dividend equivalent” payment as a dividend from sources within the United States.  Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally would be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  In the case of payments made after March 18, 2012, a dividend equivalent payment includes a payment made pursuant to any notional principal contract unless otherwise exempted by the IRS.  Where the securities reference an interest in a fixed basket of securities or an index, such fixed basket or index will be treated as a single security.  Where the securities reference an interest in a basket of securities or an index that may provide for the payment of dividends from sources within the United States, absent guidance from the IRS, it is uncertain whether the IRS would determine that payments under the securities are substantially similar to a dividend.  If the IRS determines that a payment is substantially similar to a dividend, it may be subject to U.S. withholding tax, unless reduced by an applicable tax treaty.

U.S. federal estate tax treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on certain financial transactions

On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument.  The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g.,  a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Information reporting regarding specified foreign financial assets

The Act requires individual U.S. Holders with an interest in any “specified foreign financial asset” to file a report with the IRS with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 (or such higher dollar amount as prescribed by Treasury regulations).  Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (i) any stock or security issued by a non-U.S. person, (ii) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (iii) any interest in an entity which is a non-U.S. person.  Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an annual report under this provision.  The requirement to file a report is effective for taxable years beginning after March 18, 2010.  Penalties apply to any failure to file a required report.  Additionally, in the event a U.S. Holder does not file the information report relating to disclosure of specified foreign financial assets, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before such information is filed.  You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup withholding and information reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Unless otherwise specified in the applicable pricing supplement, we will sell the securities to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the securities it has purchased as principal to other dealers. CSSU may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

Each issue of securities will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker- dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker- dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

CSSU is one of our wholly-owned subsidiaries. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

No action has been or will be taken by us or CSSU that would permit a public offering of the securities or possession or distribution of the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

Argentina

The securities are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

Uruguay

This is a private offering. The securities have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

Brazil

Each purchaser of the securities will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

Mexico

The securities have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying pricing supplement, prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

Chile

NEITHER THE ISSUER NOR THE SECURITIES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT AND THE ACCOMPANYING PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE SECURITIES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT “ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC”).

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of securities described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this product supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

Credit Suisse AG